EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Insightful Corporation for the quarter ended June 30, 2008, I, Richard P. Barber, Chief Financial Officer and Treasurer of Insightful Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Insightful Corporation.

/s/ RICHARD P. BARBER
Richard P. Barber
Chief Financial Officer and Treasurer
(Principal Financial Officer)

August 14, 2008